UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2008

CAREGUIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22319	16-1476509
(Commission File No.)	(IRS Employer Identification No.)

4401 N.W. 124th Avenue

Coral Springs, Florida 33065

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 796-3714

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Series A Preferred Stock Purchase Agreement

On December 5, 2008, CareGuide, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its previously executed Series A Preferred Stock Purchase Agreement, dated as of July 17, 2008 (as amended, the “Purchase Agreement”), by and among the Company and certain institutional and individual accredited investors who are stockholders of the Company (collectively, the “Investor Group”).

Pursuant to the Purchase Agreement, the Investor Group has agreed to purchase from the Company an aggregate of up to 6,666,667 shares (the “Shares”) of its previously designated Series A Preferred Stock, at a price of $0.60 per share, for aggregate gross proceeds, before offering expenses, of up to $4.0 million, subject to the terms and conditions of the Purchase Agreement. Among the Investors are two venture capital funds affiliated with directors of the Company and two directors in their individual capacities.

The net proceeds of issuance of the Shares under the Purchase Agreement will be used to finance the purchase of fractional shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) as a result of a proposed reverse split of the Common Stock, as well as to fund the related costs.

As described in Item 8.01 below, the Company has revised the proposed ratio for the Reverse/Forward Stock Split (as defined below) from 1-for-100,000 to 1-for-50,000. The Company and the Investor Group entered into the Amendment in order to make technical amendments to conform the Purchase Agreement to the change in the proposed reverse/forward split ratio.

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Prior Stockholders Agreement

In connection with the proposed issuance of the Shares, the Company and certain stockholders of the Company intend to enter into a stockholders agreement, the terms of which were described in the Company’s Current Report on Form 8-K filed on July 18, 2008. On December 5, 2008, the parties to the Company’s existing Stockholders Agreement, dated as of January 25, 2006 (the “Prior Stockholders Agreement”), agreed to terminate the Prior Stockholders Agreement. The termination of the Prior Stockholders Agreement is a condition to the closing of the sale of the Shares pursuant to the Purchase Agreement.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Thomas J. Hannon as Executive Vice President and Future Chief Financial Officer

On December 8, 2008, the Company’s Board of Directors approved the appointment of Thomas J. Hannon as the Company’s Chief Financial Officer effective upon the termination of the registration of the Company’s Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Hannon has served as the Company’s executive vice president of administration since November 2008.

There is no arrangement or understanding between Mr. Hannon and any other person pursuant to which he was selected as an executive officer, and there is no family relationship between Mr. Hannon and any of the Company’s directors or other executive officers. Additional information about Mr. Hannon is set forth below:

Mr. Hannon, age 45, has served as the Company’s executive vice president of administration since November 2008 and will become the Company’s executive vice president and chief financial officer on the earlier of the consummation of the Company’s proposed going-private transaction or March 31, 2009. Prior to joining the Company, Mr. Hannon served since January 2007 as the chief financial officer of Alma Lasers Ltd., a global medical technology company that designs, develops, manufactures and markets non-invasive, energy-based aesthetic treatment systems. Prior to that, Mr. Hannon was an executive vice president and chief financial officer at CorSolutions Medical Inc., a disease management company, from 2001 to January 2006. From 1998 to 2001, he served as the controller at Everest Healthcare Services Inc., a healthcare services company which specializes in dialysis. Before Everest Healthcare Services Inc., Mr. Hannon held various financial positions at Baxter International Inc. and was an auditor with Deloitte & Touche LLP. Mr. Hannon earned his Bachelor of Science in Accounting from Northern Illinois University and is a Certified Public Accountant.

On December 9, 2008, the Company entered into an employment agreement with Mr. Hannon, with an effective date of November 17, 2008. The employment agreement has an indefinite term, unless earlier terminated by the Company or Mr. Hannon or upon his death. Mr. Hannon will report to Michael Condron, the Company’s executive vice chairman and future chief executive officer. Mr. Hannon will remain in the position of executive vice president of administration until March 31, 2009 or, if earlier, upon the termination of the Company’s status as a public company. At such time, Mr. Hannon will become the Chief Financial Officer of the Company.

Mr. Hannon’s base salary under the employment agreement is initially $260,000 per year, subject to increase but not decrease, in the discretion of the Board. Mr. Hannon is eligible for a discretionary calendar year bonus in an amount equal to 50% of his annual base salary (the “Target Bonus Amount”), subject to his achievement of mutually agreed upon performance goals to be established within the first month of each calendar year. The Board may, in its discretion, increase the Target Bonus Amount to up to 125% of Mr. Hannon’s annual base salary for superior performance. For 2008, Mr. Hannon will receive a guaranteed bonus of approximately $16,000 should he remain employed through the end of the year, representing a prorated annual bonus of $130,000, which is 50% of his initial base salary. Any annual cash bonuses will be paid in a lump sum within two and one-half months after the end of the applicable calendar year.

Mr. Hannon is also eligible to receive options to purchase shares of Common Stock under the Company’s stock option plans on the same basis as similarly situated employees. The decision to grant any such options and the terms of such options will be within the discretion of the Board upon its determination that Mr. Hannon’s performance has resulted in the Company significantly exceeding the corporate objectives set forth in its business plan.

Notwithstanding the foregoing, in Mr. Hannon’s employment agreement the Company has agreed to grant to Mr. Hannon a stock option to purchase 2,250,000 shares of Common Stock, subject to approval of the Company’s Board of Directors. Upon grant, this option will have a term of 10 years from the date of grant and an exercise price equal to the greater of $0.12 per share or the fair market value of the Common Stock on the date of grant. This stock option will vest over a period of four years, in 48 equal monthly installments beginning one month after the date of grant.

The Company has also agreed with Mr. Hannon that he shall be entitled to receive an additional grant of stock options in order for Mr. Hannon to achieve a 3% ownership interest in the Company on a fully-diluted basis as of the commencement of his employment. In addition, in the event of certain issuances of equity securities by the Company between the effective date of the employment agreement and March 31, 2009 (including the issuance of Shares in excess of a specified amount), Mr. Hannon may be entitled to a further grant of stock options in order to preserve the intended 3% ownership interest. Any additional option granted to Mr. Hannon as described in this paragraph would be subject to vesting based on performance criteria agreed upon between the Company and Mr. Hannon upon the grant of any such option.

In the event that Mr. Hannon terminates his employment for Good Reason, as defined in the employment agreement, the unvested portion of any outstanding stock option will accelerate and become vested in full immediately, and Mr. Hannon would be entitled to exercise the option within one year after the termination date.

Mr. Hannon is eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to other senior executives of the Company.

Mr. Hannon will not be required to relocate his primary residence to within commuting distance of the Company’s executive offices located in Coral Springs, Florida, but if during the term of the employment agreement the Company and Mr. Hannon mutually agree that he should relocate his residence, the terms of such relocation would be determined by the Board and Mr. Hannon. Until such time as Mr. Hannon has elected to relocate, the Company has agreed to reimburse Mr. Hannon for his commuting costs from his current primary residence to the Company’s executive offices and his lease expenses for maintaining an apartment in the vicinity of the Company’s executive offices.

In the event that Mr. Hannon’s employment is terminated by the Company without Cause or by Mr. Hannon for Good Reason, in each case as defined in the employment agreement, other than during the period beginning six months prior to and ending 24 months following a Change in Control, as defined in the employment agreement, then, subject to Mr. Hannon entering into and not revoking a release reasonably acceptable to the Company, Mr. Hannon will be entitled to receive: (i) severance payments equal to his then applicable base salary for a period of 12 months; (ii) any Target Bonus Amount for the year during which the termination occurs, prorated for the period of the calendar year during with performance was rendered; (iii) continued participation in the Company’s health plans at active employee rates for 12 months at the Company’s expense; and (iv) reimbursement for senior executive-level career transition assistance provided by a firm selected by Mr. Hannon and reasonably approved by the Company.

In the event that Mr. Hannon’s employment is terminated by the Company without Cause or by Mr. Hannon for Good Reason during the period beginning six months prior to and ending 24 months following the consummation of a Change in Control, then, subject to Mr. Hannon entering into and not revoking a release reasonably acceptable to the Company, Mr. Hannon will be entitled to receive the amounts set forth in the foregoing paragraph, except that the periods set forth in clauses (i) and (ii) shall be extended to 24 months and the amount payable under clause (i) will be a lump-sum severance payment.

In the event that Mr. Hannon’s employment is terminated as a result of his death or his Disability, as defined in the employment agreement, then Mr. Hannon (or his estate, as applicable) will be entitled to receive any Target Bonus Amount for the year in which the termination of employment occurs, prorated for the period of the calendar year during with performance was rendered prior to death or Disability, as applicable.

Item 8.01. Other Events.

In July 2008, the Company announced that it planned to undertake a reverse stock split of the Common Stock (the “Reverse Stock Split”), which was intended to permit the Company to deregister its Common Stock with the Securities and Exchange Commission (the “Commission”) and to suspend its reporting obligations under the Exchange Act. Immediately following the Reverse Stock Split, the Company would effect a forward stock split using the same ratio as the Reverse Stock Split (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Reverse/Forward Stock Split”) so

that the number of shares held by each holder of at least one share of common stock following the Reverse Stock Split would ultimately be unchanged after the Reverse/Forward Stock Split.

The Reverse/Forward Stock Split was previously approved by the Company’s Board of Directors and stockholders, as described in the Company’s Current Report on Form 8-K filed on July 18, 2008. Under the terms of the previously approved Reverse/Forward Stock Split, each 100,000 shares of Common Stock would be converted into one share of Common Stock, and holders of one or more shares following the Reverse Stock Split would have their shares (including fractions thereof) subjected to the Forward Stock Split to restore their ownership to the same number of shares as before the Reverse Stock Split, while holders of less than one full share of Common Stock immediately following the Reverse Stock Split would not be subject to the Forward Stock Split and would instead receive cash in the amount of $0.14 per pre-split share.

On November 21, 2008, the Company’s Board of Directors approved a change in the ratio for the proposed Reverse/Forward Stock Split from 100,000 shares to 50,000 shares. The change was approved by the Company’s stockholders as of December 5, 2008. As a result of the change, under the current terms of the Reverse/Forward Stock Split, each 50,000 shares of Common Stock will be converted into one share of Common Stock, and holders of one or more shares following the 1-for-50,000 Reverse Stock Split will have their shares (including fractions thereof) subjected to the 50,000-for-1 Forward Stock Split to restore their ownership to the same number of shares as before the Reverse Stock Split, while holders of less than one full share of Common Stock immediately following the 1-for-50,000 Reverse Stock Split will not be subject to the 50,000-for-1 Forward Stock Split and will instead receive cash in the amount of $0.14 per pre-split share.

On November 21, 2008, the Board of Directors also re-approved, and the stockholder consent effective as of December 5, 2008 also re-approved, an increase in the authorized Common Stock of the Company under its Certificate of Incorporation, as amended to date, from 100,000,000 shares to 200,000,000 shares (the “Authorized Share Increase”).

The Company obtained approval of the currently proposed Reverse/Forward Stock Split and the Authorized Share Increase from holders of a majority of its shares of capital stock, voting together on an as-converted to Common Stock basis, by written consent in accordance with Delaware law. The Company has previously filed a preliminary Information Statement on Schedule 14C and a transaction statement on Schedule 13E-3 in connection with these transactions. On December 8, 2008, the Company filed an amended preliminary Information Statement on Schedule 14C and an amended transaction statement on Schedule 13E-3, describing the revised terms of the Reverse/Forward Stock Split and the Authorized Share Increase. Following review by the Commission, the Company intends to distribute a definitive Information Statement to all holders of its common stock and to effect the Reverse/Forward Stock Split and the Authorized Share Increase as soon as practicable following the date that is 20 days after the distribution of the Information Statement to its stockholders.

The anticipated result of the Reverse/Forward Stock Split will be to reduce the number of the Company’s stockholders of record to fewer than 300. Thereafter, the Company intends to cease filing periodic reports with the Commission in accordance with the Commission’s rules and regulations. The Company expects that its shares of Common Stock will cease to be quoted on the OTC Bulletin Board at that time.

The Company reserves the right to change the ratio of the Reverse/Forward Stock Split or to abandon the Reverse/Forward Stock Split and the Authorized Share Increase if the Company determines that doing so is in the best interests of the Company and all of its stockholders.

The Company retained Navigant Consulting, Inc. to advise the Special Committee regarding the fair value of the Company’s pre-split shares of Common Stock and to render an opinion which will be included with the Information Statement.

The Company intends for the Reverse/Forward Stock Split to treat holders of Common Stock in street name through a nominee (such as a bank or broker) in the same manner as holders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees.

Important Additional Information Will Be Filed with the Commission

The Information Statement will contain additional important information regarding the Reverse/Forward Stock Split and the Authorized Share Increase. The Company advises its stockholders to read the definitive Information Statement when made available. Copies of both the preliminary Information Statement, and any amendments or supplements thereto, and the definitive Information Statement will be available without charge at the Commission’s website at www.sec.gov or from the Secretary of the Company when they are mailed to stockholders.

Information about the Company’s directors and executive officers and their ownership of the Common Stock is set forth in Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed with the Commission on May 9, 2008. Stockholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Reverse/Forward Stock Split, which may be different than those of the Company’s stockholders generally, by reading the Information Statement and other relevant documents regarding the Reverse/Forward Stock Split, which will be filed with the Commission.

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Cautionary Statement Regarding Forward-Looking Statements

Statements made in this Current Report on Form 8-K that are not historical facts constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act and are subject to the safe harbors created thereby, including, without limitation, the statements regarding completion of the private placement described herein and the anticipated gross proceeds of the private placement, and discussions of potential deregistration of the Company’s Common Stock. These also include statements regarding the intent, belief or current expectations of the Company and statements regarding future events and its plans, goals and objectives, including statements relating to the proposed Reverse/Forward Stock Split and the termination of registration of the Company’s Common Stock under the Exchange Act.

The forward-looking statements contained in this release are based upon various assumptions, and certain risks and uncertainties could cause actual results to differ materially from those stated including, among others, risks related to the satisfaction or waiver of the conditions to closing the private placement or effecting the Reverse/Forward Stock Split and the risk that the private placement and the Reverse/Forward Stock Split may not be consummated, as well as those risks and uncertainties disclosed from time to time in reports filed by the Company with the Commission under the Exchange Act, including its most recent Form 10-K for the fiscal year ended December 31, 2007 and Form 10-Q for the fiscal quarter ended September 30, 2008. The proposed Reverse/Forward Stock Split and the subsequent termination of registration of the Company’s Common Stock under the Exchange Act are each subject to various conditions and may not occur. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as required by securities laws.

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                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2008	CAREGUIDE, INC. By: /s/ Chris E. Paterson Chris E. Paterson Chief Executive Officer

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